Mueller Industries, Inc. Reports Third Quarter 2016 Earnings

MEMPHIS, Tenn., October 24, 2016 -- Mueller Industries, Inc. (NYSE: MLI) announced today net income of $26.0 million, or 45 cents per diluted share, for the third quarter of 2016.  This compares with net income of $17.8 million, or 31 cents per diluted share, for the third quarter of 2015, a 46 percent increase.
Increased unit volume in the quarter was offset by lower copper prices, resulting in net sales of $506.6 million compared with $535.2 million for the same quarter in 2015.
Financial and Operating Highlights:
-	The Company recognized a pre-tax impairment charge of $3.0 million during the third quarter of 2016 related to certain manufacturing assets.
-	The COMEX average price of copper was down 10 percent, or 24 cents per pound, during the period which reduced sales by an estimated $43.4 million.
-	The third quarter of 2016 results include net income of $1.1 million from Tecumseh Products Co., an unconsolidated affiliate.
-	At quarter end, cash totaled $297.8 million equal to $5.19 per share.
-	Debt to total capitalization was 19.8 percent and the current ratio was 4.3 to 1.

Regarding the outlook Greg Christopher, Mueller CEO, said, "The U.S. construction markets continue to grind upward.  Low interest rates, lean inventories of new homes and a high level of builders' confidence support a continued upward trend for residential construction spending.  The non-residential construction sector remains healthy despite continued declines in the public construction sector.  An aging and deteriorating U.S. infrastructure base and the commitment to promote reinvestment and job creation by both presidential candidates should eventually lead to a positive boost."

He adds, "As noted before, softness in the U.S. industrial sector and the slump in our international markets continues.  Improvement in these markets will have a positive influence on our businesses."

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Mueller Industries, Inc. is an industrial manufacturer that specializes in copper and copper alloy manufacturing while also producing goods made from aluminum, steel, and plastics.  It is headquartered in Memphis, Tennessee and comprises a network of operations in the United States, Canada, Mexico, Great Britain, South Korea, and China.  Its products include tubing, fittings, valves, vessels, and related items for plumbing and HVACR related piping systems, as well as rod, forgings, extrusions, and various components for OEM applications.  Products are distributed into sectors such as building construction, appliance, defense, energy, and automotive.

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Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties.  These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company's SEC filings.  The words "outlook," "estimate," "project," "intend," "expect," "believe," "target," "encourage," "anticipate," "appear," and similar expressions are intended to identify forward-looking statements.  The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report.  The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
 (901)753-3226
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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Nine Months Ended
(In thousands, except per share data)	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015

Net sales	$506,584	$535,184	$1,583,464	$1,628,019

Cost of goods sold	424,668	467,167	1,327,370	1,398,366
Depreciation and amortization	9,016	8,749	26,997	24,790
Selling, general, and administrative expense	32,413	32,241	102,707	97,922
Asset impairments	3,000	—	3,000	570
Gain on sale of assets	—	—	—	(15,376)
Severance	—	—	—	3,442

Operating income	37,487	27,027	123,390	118,305

Interest expense	(1,830)	(1,682)	(5,370)	(5,977)
Other income, net	120	164	880	534

Income before income taxes	35,777	25,509	118,900	112,862

Income tax expense	(10,837)	(5,223)	(38,963)	(36,374)
Income (loss) from unconsolidated affiliates, net of tax	1,122	(2,191)	3,049	(2,191)

Consolidated net income	26,062	18,095	82,986	74,297

Net income attributable to noncontrolling interests	(84)	(295)	(581)	(868)

Net income attributable to Mueller Industries, Inc.	$25,978	$17,800	$82,405	$73,429

Weighted average shares for basic earnings per share	56,631	56,375	56,536	56,272
Effect of dilutive stock-based awards	586	598	589	690

Adjusted weighted average shares for diluted earnings per share	57,217	56,973	57,125	56,962

Basic earnings per share	$0.46	$0.32	$1.46	$1.30

Diluted earnings per share	$0.45	$0.31	$1.44	$1.29

Dividends per share	$0.100	$0.075	$0.275	$0.225

Summary Segment Data:

Net sales:
Piping Systems Segment	$351,557	$367,892	$1,109,109	$1,109,124
Industrial Metals Segment	131,350	139,472	393,608	435,736
Climate Segment	30,003	28,494	92,068	85,803
Elimination of intersegment sales	(6,326)	(674)	(11,321)	(2,644)

Net sales	$506,584	$535,184	$1,583,464	$1,628,019

Operating income:
Piping Systems Segment	$24,138	$25,422	$88,256	$94,916
Industrial Metals Segment	18,749	9,128	55,785	48,562
Climate Segment	4,824	3,443	14,540	9,958
Unallocated expenses	(10,224)	(10,966)	(35,191)	(35,131)

Operating income	$37,487	$27,027	$123,390	$118,305
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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	October 1, 2016	December 26, 2015
ASSETS
Cash and cash equivalents	$297,793	$274,844
Accounts receivable, net	295,672	251,571
Inventories	251,130	239,378
Other current assets	28,999	34,608

Total current assets	873,594	800,401

Property, plant, and equipment, net	289,074	280,224
Other assets	263,453	258,176

	$1,426,121	$1,338,801

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of debt	$16,907	$11,760
Accounts payable	92,451	88,051
Other current liabilities	92,842	109,618

Total current liabilities	202,200	209,429

Long-term debt	213,847	204,250
Pension and postretirement liabilities	31,538	34,876
Environmental reserves	20,708	20,943
Deferred income taxes	19,106	7,161
Other noncurrent liabilities	2,118	2,440

Total liabilities	489,517	479,099

Total Mueller Industries, Inc. stockholders' equity	893,772	827,285
Noncontrolling interests	42,832	32,417

Total equity	936,604	859,702

	$1,426,121	$1,338,801

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MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
(In thousands)	October 1, 2016	September 26, 2015

Cash flows from operating activities
Consolidated net income	$82,986	$74,297
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	27,267	25,132
Stock-based compensation expense	4,553	4,611
Equity in (earnings) losses of unconsolidated affiliates	(3,049)	2,191
Gain on disposal of assets	(747)	(14,875)
Impairment charges	3,000	570
Deferred income taxes	6,491	(8,262)
Income tax benefit from exercise of stock options	—	(953)
Changes in assets and liabilities, net of businesses acquired:
Receivables	(45,780)	5,249
Inventories	(914)	29,901
Other assets	14,428	4,302
Current liabilities	(15,998)	(27,580)
Other liabilities	(2,101)	740
Other, net	450	145

Net cash provided by operating activities	70,586	95,468

Cash flows from investing activities
Capital expenditures	(15,632)	(22,502)
Businesses acquired, net of cash acquired	(20,533)	(107,405)
Net withdrawals from restricted cash balances	1,177	1,822
Investment in unconsolidated affiliates	—	(65,900)
Proceeds from the sales of assets	5,301	5,521

Net cash used in investing activities	(29,687)	(188,464)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(15,555)	(12,669)
Dividends paid to noncontrolling interests	(3,765)	—
Repayment of debt by joint ventures, net	5,006	(21,597)
Issuance of long-term debt	2,000	—
Net cash used to settle stock-based awards	(1,356)	(718)
Repayments of long-term debt	(769)	(750)
Income tax benefit from exercise of stock options	—	953

Net cash used in financing activities	(14,439)	(34,781)

Effect of exchange rate changes on cash	(3,511)	(3,612)

Increase (decrease) in cash and cash equivalents	22,949	(131,389)
Cash and cash equivalents at the beginning of the period	274,844	352,134

Cash and cash equivalents at the end of the period	$297,793	$220,745

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